BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT entered as of the 27th day of August, 2012.

BETWEEN:	Jason Bains
(herein called the “Lender”)
OF THE FIRST PART

AND:
DAKOTA GOLD CORP.
701 N. Green Valley Parkway
Suite 200
Henderson, Nevada, 89074
(herein called the “Borrower”)
OF THE SECOND PART

WHEREAS:

A.	The Borrower is in the business of mineral property acquisition for the purposes of gold exploration; and
B.	The Lender previously lent the Borrower $80,000 on August 20, 2010; and
C.	The Lender and the Borrower renewed the previous loan for $84,000, including accrued interest, on August 20, 2011; and
D.	The Borrower and the Lender wish to renew the previous loan for one more year; and
E.	The Borrow and Lender desire to extend the loan by $20,000; and
F.	In contemplation of the Borrower acquiring exploration properties, the Lender has agreed to loan to the Borrower the amount of $108,200.00 on the terms and conditions detailed herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.	THE LOAN

1.1	The Lender hereby agrees to loan $108,200.00 (the “Loan”) to the Borrower and, by execution of this Bridge Loan Agreement (the “Agreement”), the Borrower acknowledges receipt of the Loan.

1.2	The Loan will, for the term of the Loan, carry an interest rate of 5%.

1.3	The Loan or such amount as is then due and payable is due 12 months from the date of this agreement, herein referred to as the “Due Date”.

1.4	The Borrower may repay the entire Loan including the outstanding interest earlier than the Due Date by advising the Lender of such intent to repay 15 days prior to the anticipated date of repayment.

2.	GENERAL

2.1	The laws of the state of Nevada and the federal laws of the United States as applicable shall cover this Agreement herein.

2.2	Time shall be of the essence of this Agreement.

2.3	The parties hereto shall execute all such further documents and instruments and do all such acts and things as shall be necessary to give full effect to the intent and meaning of this Agreement.

2.4	This Agreement may not be modified or amended except by an instrument in writing signed by both parties hereto.

2.5	Any notice given under this Agreement shall be given by prepaid registered mail, facsimile transmission or personal delivery addressed as follows:

(a)	To the Lender:

(b)	To the Borrower:

DAKOTA GOLD CORP.
701 N. Green Valley Parkway
Suite 200
Henderson, Nevada, 89074

or such other address a party may from time to time designate by notice in writing to the other parties hereto.  Any notice given pursuant to this Agreement shall be deemed to be received one hundred and twenty (120) hours after the date of mailing if mailed, twenty-four hours after successful transmission if delivered by facsimile transmission and on delivery if personally delivered.

2.6	This Agreement shall endure to the benefit of and be binding upon the parties hereto, their heirs, successors and assigns.

2.7	This Agreement may be executed in several counterparts each of which shall be deemed to be an original and all of which shall together constitute one and the same instruments.

2.8
Delivery of an executed copy of this Agreement by facsimile transmission shall be deemed to be execution and delivery of this Agreement on the date of such transmission by the party so delivering such copy.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Lender

_/s/ Jason Bains_______________
Jason Bains

Dakota Gold Corp.

_/s/ Herb Duerr______________
Herb Duerr
President